UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 25, 2024

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 25, 2024, the Company announced positive topline study results demonstrating bioequivalence of LPCN 1154 to IV brexanolone in an NDA enabling pivotal pharmacokinetic study. The Company is developing LPCN 1154, oral brexanolone, for the treatment of postpartum depression (PPD). The U.S. Food and Drug Administration has agreed with Lipocine’s proposal for a 505(b)(2) NDA filing based on a single pivotal PK bridging study comparing exposure of LPCN 1154 with the approved IV infusion of brexanolone. Intravenous brexanolone is approved based on evidence demonstrating efficacy and safety with two dosing regimens with different maximum infusion rates of either 60 µg/kg/hr (IV60) or 90 µg/kg/hr (IV90). Lipocine is targeting NDA submission by the end of the fourth quarter of 2024.

Per published FDA bioequivalence guidance, the criteria to establish bioequivalence are that Geometric Mean Ratios (GMR) and corresponding 90% confidence intervals (CIs) for AUC0-t, AUC0-∞, and Cmax (key measures of drug exposure) fall within 80% to 125% for test vs reference products.

The pivotal PK study was an open label, randomized, crossover study in 24 healthy postmenopausal women utilizing the “to be marketed” formulation and oral dosing regimen of LPCN 1154 and the commercial IV brexanolone formulation using the approved high dose infusion regimen (IV90). The primary objective of the study is to compare the PK of a multi-dose regimen of oral LPCN 1154 (test product) to IV infusion brexanolone (reference product).

Twenty-four post-menopausal women were randomized (safety set), and all completed dosing in both study periods. The PK analysis data set includes 23 participants; data from one participant meeting outlier criteria was excluded.

PK Comparisons of LPCN 1154 vs. IV90 Brexanolone

LPCN 1154 and IV90 brexanolone were bioequivalent based on GMRs and 90% CIs for Cmax, AUC0-∞, and AUC0-t meeting established criteria. As targeted, Ctrough of LPCN 1154 geometric mean was higher than the trough of IV brexanolone (geometric lower 90% CI).

PK Parameter	GMR (%) Test vs. Reference	90% CI LB Test vs. Reference	90% CI UB Test vs. Reference
Cmax	105	92	120
AUC0-∞	97	89	107
AUC0-t	89	80	99

n=23; Outlier participant presented PK results for the IV administration period greater than 70 standard deviations away from the PK data set mean for all PK parameters included above; LB = lower bound, UB = upper bound, t = 100 hours for AUC0-t

LPCN 1154 treatment was well tolerated with no sedation nor somnolence events observed. All events were mild to moderate, and no severe or serious adverse events occurred. Reported study related events were venipuncture site reaction, headache, arthralgia, fatigue, dizziness, low back pain, and pelvic pain and no event was reported by more than two participants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	June 25, 2024	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer